UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2011

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 14, 2011, LaSalle Hotel Properties (the “Company”), through the Company’s operating partnership, LaSalle Hotel Operating Partnership, L.P., entered into a Senior Unsecured Credit Agreement (the “Credit Agreement”) with Citibank, N.A., as Administrative Agent, The Royal Bank of Scotland plc and Bank of Montreal, as Co-Syndication Agents, and the other lenders named therein. The Credit Agreement provides for a senior unsecured credit facility of up to $750 million, with a sublimit of $100 million for letters of credit (the “Credit Facility”). The Credit Facility replaces the Company’s prior $450 million senior unsecured credit facility, which was scheduled to mature on April 13, 2012. Additionally, LaSalle Hotel Lessee, Inc., the Company’s taxable REIT subsidiary, refinanced its $25 million unsecured revolving credit facility with U.S. Bank National Association, with no change in capacity, on similar terms as the Company’s Credit Facility.

Unless otherwise terminated pursuant to terms of the Credit Agreement, the Credit Facility will mature on January 30, 2016, subject to a one-year extension option which the Company may exercise at its option, pursuant to certain terms and conditions, including the payment of an extension fee. Additionally, the Credit Facility has an accordion feature that allows the Company to request an increase in the total commitments of up to $1 billion. Borrowings under the Credit Facility are priced at LIBOR plus 175 to 270 basis points depending on the Company’s leverage ratio.

The Company’s ability to borrow under the Credit Facility is subject to its ongoing compliance with a number of customary financial covenants, including:

•	a maximum leverage ratio of not greater than 6.00:1.00;

•	a minimum fixed charge coverage ratio of not less than 1.50:1.00;

•	a maximum ratio of unsecured debt to total unencumbered asset value of not greater than 60%;

•	a maximum secured leverage ratio of not greater than 45%; and

•

a minimum tangible net worth of not less than the sum of (a) $1,333,261,000 plus (b) 75% of the aggregate net proceeds received by the Company or any of its subsidiaries after September 30, 2011 in connection with certain equity issuances.

Pursuant to the terms of the Credit Facility, if a default or event of default occurs and is continuing, the Company may be precluded from paying certain distributions (other than those required to allow it to qualify and maintain its status as a real estate investment trust). The Company and certain of its subsidiaries guarantee the obligations under the Credit Facility.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which has been filed as Exhibit 10.1 to this report and is incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company announced that it entered into a new $750 million senior unsecured credit facility. Additionally, LaSalle Hotel Lessee, Inc., the Company’s taxable REIT subsidiary, refinanced its $25 million unsecured revolving credit facility. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Senior Unsecured Credit Agreement, dated December 14, 2011, among LaSalle Hotel Operating Partnership, L.P., LaSalle Hotel Properties, and Citibank, N.A., as Administrative Agent, The Royal Bank of Scotland plc and Bank of Montreal, as Co-Syndication Agents, and the other lenders named therein

99.1	Press release, dated December 14, 2011

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer, Executive Vice President and Secretary

Dated: December 15, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Senior Unsecured Credit Agreement, dated December 14, 2011, among LaSalle Hotel Operating Partnership, L.P., LaSalle Hotel Properties and Citibank, N.A., as Administrative Agent, The Royal Bank of Scotland plc and Bank of Montreal, as Co-Syndication Agents, and the other lenders named therein

99.1	Press release, dated December 14, 2011